Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Dividend Advantage Municipal Fund
333-49254
811-09471


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting
 together as a class
<c>  MuniPreferred shares voting
 together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
               1,987,081
                       223
   Against
                  117,173
                         72
   Abstain
                    67,165
                           3
   Broker Non-Votes
                  646,892
                       905
      Total
               2,818,311
                    1,203



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
               2,004,464
                       224
   Against
                  106,636
                         73
   Abstain
                    60,319
                           1
   Broker Non-Votes
                  646,892
                       905
      Total
               2,818,311
                    1,203



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012604.